UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of Earliest Event Reported):	November 5, 2018

BroadVision, Inc.

__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	1-34205	94-3184303
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 Seaport Ct, Suite 102, Redwood City, California		94063
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:	(650) 331-1000

 1700 Seaport Blvd, Suite 210,

Redwood City, California 94063

_________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

      Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 5.08 Shareholder Director Nominations.

On November 5, 2018, the Board of Directors scheduled the Company’s 2018 annual meeting of stockholders (the “Annual Meeting”) for December 27, 2018. The Board has also established the close of business on November 5, 2018 as the record date for determining stockholders entitled to receive notice of and to vote at the Annual Meeting.

In accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the Company’s Amended and Restated Bylaws, notice by a stockholder of any qualified stockholder proposal or qualified stockholder nominations must be received by the Company at its principal executive offices at 460 Seaport Court, Suite 102, Redwood City, California 94063, and directed to the attention of the Secretary by the close of business on November 15, 2018, which is the tenth (10th) day following the date of this Current Report on Form 8-K. Such stockholder proposals or nominations must conform to the rules and regulations promulgated by the SEC and the Company’s Amended and Restated Bylaws. Any such notice received after the close of business on November 15, 2018 will be considered untimely and not properly brought before the Annual Meeting. All stockholder proposals and nominations must comply with applicable Delaware law, the rules and regulations promulgated by the SEC, and the procedures set forth in the Company’s Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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BroadVision, Inc.

November 5, 2018	By:	/s/ Pehong Chen

Name: Pehong Chen
Title: Chairman of the Board, President, Chief Executive Officer and Interim Chief Financial Officer